Exhibit 23.5

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No.s 2- 81624, 33-3797, 33-50414, 33-50416,
33-50408, 33-68602, 33-55177 and 33-55459.


                                    WILLIAM O. PIFER, CPA, P.C.

Moultrie, Georgia
December 26, 1995